                                                                  Exhibit 10.6

                           SECOND AMENDMENT TO LEASE

          This Second Amendment to Lease ("Amendment") is entered into, and dated for reference purposes, as of October 24, 2000 (the "Execution Date") by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Metropolitan" or "Landlord"), as Landlord, and MAXYGEN, INC., a Delaware corporation ("Tenant"), with reference to the following facts ("Recitals"):

          A. Landlord and Tenant entered into that Lease (the " Original Lease") dated as of October 21, 1998 for certain premises consisting of the entire building known as 515 Galveston Drive (the "Original Premises" or "515 Galveston Premises") Redwood City, California, as amended by that First Amendment to Lease dated as of February 26, 1999 (the "First Amendment") for the lease of Expansion Space A (which may also be referred to as the "220 Penobscot Premises") all as more particularly described in the Original Lease and First Amendment.

          B. Landlord and Tenant desire to provide for the lease to Tenant of Expansion Space B (defined below), extension of the Expansion Space Term with respect to Expansion Space A and other amendments of the Existing Lease subject to and upon all of the conditions, terms and covenants provided in this Amendment.

          NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1.  Scope of Amendment; Defined Terms.  Except as expressly
          ---------   ---------------------------------
provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term "Existing Lease" shall refer to the Original Lease, as amended by the First Amendment, before giving effect to the modifications set forth in this Amendment, and the term "Lease" as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment. The 515 Galveston Premises together with the 220 Penobscot Premises may collectively be referred to herein as the "Existing Premises". All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.

          Section 2.  Condition Precedent.  This Amendment and the obligations
          ---------   -------------------
of each party hereunder are expressly subject to the condition precedent of Landlord successfully entering into and obtaining a legally binding written agreement with Confer Software (formerly Araxys, Inc., and referred to herein as "Confer") which is the existing tenant of Expansion Space B (defined below) modifying Confer's pre-existing lease of Expansion Space B to provide for Confer's surrender of possession and termination of Confer's rights to Expansion Space B satisfactory in all respects in form and substance to Landlord, in Landlord's sole discretion (the "Confer Termination Agreement"). If such condition precedent is not satisfied by November 1, 2000, unless waived in writing by Landlord in its sole discretion by November 1, 2000, this Amendment shall be null and void, and of no force or effect, and Landlord shall refund the payments submitted by Tenant at the time Tenant signs this Amendment for the increased amount of the Security Deposit and advance payment of the initial installment of Monthly Base Rent and Rent Adjustment Deposit allocable to Expansion Space B. Landlord shall notify Tenant of the satisfaction of this condition precedent either by (a) written notice to Tenant or (b) by tendering to Tenant possession of Expansion Space B as described in Section 5 below.

          Section 3.  Extension of Term of Lease of the 220 Penobscot Premises
          ---------   --------------------------------------------------------
(a/k/a Expansion Space A); Amendment of Options to Extend.  Notwithstanding any
---------------------------------------------------------
provision of the First Amendment or the Original Lease to the contrary:

          (a)  Landlord and Tenant acknowledge and agree that as contemplated by
Section 4(c) of the First Amendment, the Expansion Space Term Expiration Date is March 31, 2002, and that such Expansion Space Term is hereby extended for the "Expansion Space Extended Term" commencing on April 1, 2002 and expiring February 24, 2005 (the "Expansion Space Extended Expiration Date" or "ESEED"), unless sooner terminated pursuant to the terms of the Existing Lease. This extension is only for the 220 Penobscot Premises. This extension is further upon and subject to the same conditions, terms, covenants and agreements contained in the Existing Lease except as otherwise provided in this Amendment. Landlord and Tenant acknowledge and agree that this Amendment provides all rights and obligations of the parties with respect to extension of the current Expansion Space Term, whether or not in accordance with any other provisions, if any, of the First Amendment or the Original Lease regarding such renewal or extension, and any such provisions, options or rights for renewal or extension shall be of no force or effect as to the 220 Penobscot Premises, and without limiting the generality of the foregoing, Tenant and Landlord acknowledge and agree that the Expansion Option to Extend set forth in Section 5 of the First Amendment is hereby deleted as of the Execution Date. Notwithstanding any provision above or of Section 3 of Rider 2 of the Original Lease or of the Existing Lease to the contrary, as of the Execution Date, the Option to Extend pursuant to Section 3 shall apply to the entire Premises (and not less than the entire Premises), including the 515 Galveston Premises and the 220 Penobscot Premises and Expansion Space B (defined below), and such Section 3 (including all references therein to the "entire Premises as it may then exist") and the Existing Lease are hereby amended accordingly.

          (b) Tenant hereby leases for the Expansion Space Extended Term and accepts the 220 Penobscot Premises in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the 220 Penobscot Premises; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation. Tenant acknowledges that Tenant presently occupies and has occupied the 220 Penobscot Premises since March 1, 1999.

          (c) In addition to rent payable for the Original Premises, the amount of Monthly Base Rent due and payable by Tenant for the 220 Penobscot Premises on and after April 1, 2002 and monthly in advance on the first day of each month thereafter through the Expansion Space Extended Expiration Date shall be the amount equal to the product of the 16,714 square feet of Rentable Area of the 220 Penobscot Premises multiplied by the Monthly Base Rent rate per square foot of Rentable Area in effect for the corresponding month for Expansion Space B as set forth in the last column of the table of Section 5(g) below (which for the first month of April, 2002 is at the monthly rate of $5.98 per square foot of Rentable Area).

          Section 4.  Increase in the Security Deposit.  Notwithstanding any
          ---------   --------------------------------
provision of the Existing Lease to the contrary, upon execution of this Amendment Tenant shall pay Landlord Three Hundred and Seventy-four Thousand Dollars ($374,000.00) to be held by Landlord to increase the amount of the Security Deposit required in Section 1.01(14) of the Original Lease, as amended by Section 3 of the First Amendment, from the amount of Four Hundred and Twenty-six Thousand Dollars ($426,000.00) to the amount of Eight Hundred Thousand Dollars ($800,000.00), which greater amount is the Security Deposit hereafter required under the Lease.

          Section 5.  Lease of Expansion Space B.
          ---------   --------------------------

          (a)  Lease of Space.  Landlord hereby leases to Tenant and Tenant
               --------------
hereby hires from Landlord Expansion Space B (defined below) upon and subject to all of the terms, covenants and conditions of the Lease except as expressly provided herein. "Expansion Space B" is known as 200 Penobscot Drive, Redwood City, California, a part of Building 4 of Phase I of the Project known as Seaport Centre, which Expansion Space B is shown on Exhibit A to this Amendment.
                                                    ---------
Landlord and Tenant hereby agree that Expansion Space B is conclusively presumed to be 11,510 square feet of Rentable Area.

          (b)  AS-IS.  Landlord shall deliver Expansion Space B to Tenant in its
               -----
AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding Expansion Space B; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent of the Landlord's Maximum Contribution as provided below in this Section 5(b). Landlord's Maximum Contribution means an amount to reimburse Tenant for fifty percent (50%) of the reasonable costs actually incurred by Tenant for the Ramp Work (defined below), and shall be payable as provided below. Landlord's Maximum Contribution shall be paid to Tenant within 30 days after the later of final completion of the Ramp Work and Landlord's receipt of (i) reasonable evidence that such work was required by, and is in compliance with, the ADA (as defined in the Lease) and other Laws, including all applicable governmental approvals of the plans for and completion of such work, (ii) final as-built plans and specifications, (iii) full, final, unconditional lien releases, and
(iv) reasonable substantiation of costs incurred by Tenant with respect to the Ramp Work. Tenant must prior to expiration of nine (9) months after the Commencement Date submit written application with the items required above for disbursement or reimbursement for any reimbursable costs out of the Landlord's Maximum Contribution, and Landlord will not be obligated to consider any application or submission not made or not complete prior to that date, or to disburse any amount as to any such late or incomplete application or submission. For purposes of this Amendment, the term "Ramp Work" shall mean the following:
(1) modifications or upgrades to the out-of-doors walkways and/or ramps to the existing exterior entry doors to Expansion Space B only (and Tenant shall be solely responsible for any such work, and the cost thereof, with respect to the existing entry doors to the 220 Penobscot Premises), if and to the extent required as of the Execution Date to comply with the ADA and other Laws, subject to any applicable variance(s), as enforced and interpreted by applicable governmental authorities as of the Execution Date; and (2) incidental landscaping necessitated by such work. The Ramp Work shall be part of, and subject to all requirements applicable to, Tenant Work described in Sections 5(e) and (f) below.

          (c)  Delivery; Commencement Date & Term.  Landlord shall tender to
               ----------------------------------
Tenant possession of Expansion Space B promptly after Landlord recovers possession of such space, which date may be earlier or later than November 1, 2000 (the "Projected Commencement Date"). Possession will be adequately tendered to Tenant by Landlord either delivering the keys (or other means of access) to Tenant or Tenant's Broker, or by Landlord giving written notice that the keys (or other means of access) to Expansion Space B are available for Tenant or its representative to pick up at the office of Landlord or of the Property Manager of Seaport Centre. The term of the lease of Expansion Space B (the "Expansion Space B Term") shall commence on the date Landlord tenders to Tenant possession of Expansion Space B (which date may be referred to as the "Expansion Space B Commencement Date" or "ESBCD") and continue through February 24, 2005 (the "Expansion Space B Term Expiration Date"), and on and after the ESBCD Tenant's possession of the space shall be subject to all of the terms, covenants and conditions of this Lease, including payment of all Rent and other amounts payable under the Lease, except as otherwise provided in this Amendment.

          (d)  Delay in Delivery.  If Landlord does not obtain and tender
               -----------------
possession of Expansion Space B on or before the Projected Commencement Date, by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the ESBCD shall be delayed by a number of days equal to the days of delay in Landlord's delivery of possession to Tenant. No such failure to give possession shall affect the validity of this Lease or the obligations of the Tenant hereunder. Within thirty (30) days following the occurrence of the ESBCD, Landlord and Tenant shall enter into an agreement (which is attached to this Amendment as Exhibit B) confirming the ESBCD. If
                                        ---------
Tenant fails to enter into such agreement, then the ESBCD shall be the date designated by Landlord in such agreement.

          (e)  Tenant Work Generally.  Landlord and Tenant acknowledge and agree
               ---------------------
that notwithstanding any provisions of the Existing Lease to the contrary: (i) Tenant may desire to do certain remodeling, repair, improvement or alteration in connection with its initial occupancy, which for purposes of this Lease is referred to as the Tenant Work; (ii) all Tenant Work, if any, shall be done as Tenant Alterations within the meaning of Article Nine of the Lease, subject to and in compliance with all conditions and provisions of the Lease applicable to Tenant Alterations, except as otherwise expressly provided in this Amendment;
(iii) without limiting the generality of any provisions of Article Nine, Tenant's selection of Tenant's space planner and/or architect and Tenant's selection of contractor(s) shall be subject to Landlord's prior written approval, which shall not unreasonably be withheld; (iv) Tenant shall not be required to obtain a completion and lien indemnity bond for the Tenant Work; (v) such work, including all design, plan review, obtaining all approvals and permits, and construction shall be at Tenant's sole cost and expense, including delivery to Landlord of plans and specifications of such Tenant Work (including 2 sets of as-built mylars and digitized plans and specifications upon completion to the extent such work is more than recarpeting and/or repainting), and (vi)

Tenant shall pay any expenses of Landlord in accordance with Article Nine, including, but not limited to, a fee for review or monitoring of the design or construction of the Tenant Work, which fee shall not exceed two percent (2%) of all "hard costs" of the Tenant Work.

          (f)  Design & Construction Responsibility for any Tenant Work.  Tenant
               --------------------------------------------------------
shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Work and for its construction in compliance with all Law as applicable and as interpreted at the time of construction of the Tenant Work, including all building codes and the ADA (as defined in the Lease). Tenant, through its architects and/or space planners ("Tenant's Architect"), shall prepare all architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in Expansion Space B in sufficient detail to be submitted for approval by Landlord to the extent required pursuant to Article Nine of the Lease and to be submitted by Tenant for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include, among other things, all partitions, doors, heating, ventilating and air conditioning installation and distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of Expansion Space B as of the Execution Date. Tenant shall be responsible for the oversight, supervision and construction of all Tenant Work in compliance with this Lease, including compliance with all Law as applicable and as interpreted at the time of construction, including all building codes and the ADA, subject to the Landlord's Maximum Contribution as provided in Section 5(b).

          (g)  Monthly Base Rent for Expansion Space B.  Notwithstanding any
               ---------------------------------------
provision of the Existing Lease to the contrary, in addition to rent payable for the Existing Premises, the amount of Monthly Base Rent due and payable by Tenant for Expansion Space B on and after the ESBCD and monthly in advance on the first day of each month thereafter for the Expansion Space B Term shall be as follows:

          Period from/through       Monthly   Monthly Rate/SF of Rentable Area
          -------------------       -------   --------------------------------

          Month 01 - 12             $66,182.50                 $5.75
          Month 13 - 24             $68,829.80                 $5.98
          Month 25 - 36             $71,582.99                 $6.22
          Month 37 - 48             $74,446.31                 $6.47
          Month 49 - 2/24/2005      $77,424.16                 $6.73

Provided however, the first installment of Monthly Base Rent for Expansion Space B shall be paid in advance by Tenant to Landlord concurrently with execution of this Amendment.

          (h)  Tenant's Share of Operating Expenses & of Tax Expenses.
               ------------------------------------------------------
Notwithstanding any provision of the Existing Lease to the contrary, with respect to Expansion Space B, Tenant shall additionally pay Building Operating Expenses, Phase Operating Expenses and Project Operating Expenses accruing on and after the ESBCD in the shares set forth below:

               Tenant's Building Share:   40.781%
               Tenant's Phase Share:       3.814%
               Tenant's Project Share:     2.142%

          (i)  Parking. On and after the ESBCD during the Expansion Space B
               -------
Term, Tenant shall have the right to use, in accordance with Section 2.06(c) and other applicable terms of the Existing Lease, on an unassigned basis thirty-eight (38) Parking Spaces in addition to the number permitted in the Existing Lease.

          (j)  Signage.  Any signage with respect to Expansion Space B shall
               -------
be in accordance with Section 6.06 and other applicable terms of the Existing Lease.

          Section 6.  Time of Essence.  Without limiting the generality of any
          ---------   ---------------
other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.

     Section 7.  Payment of Commission.  Tenant represents that, except for
     ---------   ---------------------
CRESA Partners ("Tenant's Broker") it has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Lease, or showed Expansion Space B to Tenant. Tenant hereby agrees to pay any commission to which Tenant's Broker is entitled and to indemnify, protect, defend and hold Landlord and the Indemnitees harmless from and against any and all liabilities, demands and claims for commissions and fees arising out of a breach of the foregoing representation or agreement by Tenant, and costs and expenses in connection therewith, including attorneys fees and costs of defense. Landlord represents that, except for Cornish & Carey Commercial ("Landlord's Broker"), it has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment. Landlord agrees to pay any commission to which Landlord's Broker is entitled in connection with this Amendment pursuant to Landlord's written agreement with Landlord's Broker.

     Section 8.  Attorneys' Fees.  Each party to this Amendment shall bear its
     ---------   ---------------
own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or
                         ------
enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

     Section 9.  Effect of Headings; Recitals: Exhibits.  The titles or headings
     ---------   --------------------------------------
of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

     Section 10. Force and Effect.  Except as modified by this Amendment, the
     ----------  ----------------
terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference.

     Section 11. Entire Agreement; Amendment.  This Amendment taken together
     ----------  ---------------------------
with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

     Section 12. Authority.  Each party represents and warrants to the other
     ----------  ---------
that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.

     Section 13. Counterparts.  This Amendment may be executed in duplicates or
     ----------  ------------
counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


     TENANT:        MAXYGEN, INC.,
                    a Delaware corporation

                    By:  /s/ B.S. Gill
                        -------------------------------------------

                         Print Name:  Balkrishan "Simba" Gill
                                      -----------------------------

                         Title:  President
                                -----------------------------------
                         (Chairman of Board, President or Vice President)


                    By:  /s/ Michael Rabson
                        -------------------------------------------

                         Print Name:  Michael Rabson
                                     ------------------------------

                         Title:  Assistant Secretary
                                -----------------------------------
                         (Secretary, Assistant Secretary, CFO or Assistant
                          Treasurer)



     LANDLORD:      METROPOLITAN LIFE INSURANCE COMPANY,
                    a New York corporation

                    By:  /s/ Donald Devine
                        -------------------------------------------

                         Print Name:  Donald Devine
                                     ------------------------------

                         Title:  Vice-President
                                -----------------------------------

                                   EXHIBIT A

                               EXPANSION SPACE B


[pictorial representation of the floor plan at 200-220 Penobscot Drive, Redwood City, CA showing a large rectangle subdivided into two rectangles of roughly equal size labeled "Expansion Space B" and "Expansion Space A". Within each smaller rectangle are pictorial representations of the subdivision of each space into rooms, including the locations of doorways.]

                               Exhibit A - Page 1

                                   EXHIBIT B
                 EXPANSION SPACE B COMMENCEMENT DATE AGREEMENT

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and MAXYGEN, INC., a Delaware corporation ("Tenant"), have entered into a certain Second Amendment to Lease, dated as of October 24, 2000 (the "Amendment"). The original Lease, as previously amended by that certain First Amendment to Lease dated as of February 26, 1999, and as further amended by the Amendment, may be referred to as the "Lease".

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Expansion Space B Commencement Date (ESBCD) as provided for in the Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Amendment, Landlord and Tenant agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Amendment and the Lease.

     2. The Expansion Space B Commencement Date, as defined in the Amendment, is ________________________________.

     3.   Intentionally omitted.

     4.   Tenant hereby confirms the following:

          (a) that it has accepted possession of Expansion Space B pursuant to the terms of the Amendment;

          (b)  (intentionally omitted); and

          (c)  that the Lease is in full force and effect.

     5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

                               Exhibit B Page 1

     6. The Lease and this Expansion Space B Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

     TENANT:        MAXYGEN, INC.,
                    a Delaware corporation

                    By:  /s/ Howard Simon
                        ----------------------------------------

                         Print Name:  Howard Simon
                                     ---------------------------
                         Title:       Vice President
                                --------------------------------
                         (Chairman of Board, President or Vice President)
                         Date: _________________________________


                    By:  /s/ Michael Rabson
                         ---------------------------------------

                         Print Name:  Michael Rabson
                                      --------------------------
                         Title:       Assistant Secretary
                                --------------------------------
                         (Secretary, Assistant Secretary, CFO or Assistant
                          Treasurer)
                         Date: _________________________________


     LANDLORD:      METROPOLITAN LIFE INSURANCE COMPANY,
                    a New York corporation

                    By:  /s/ Donald Devine
                        ----------------------------------------

                         Print Name:   Donald Devine
                                     ---------------------------
                         Title:        Vice President
                                 -------------------------------
                         Date:         11/20/00
                               ---------------------------------

                               Exhibit B Page 2